Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg.S-K

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 31 to the Registration Statement No. 33-44737 of our report dated January 15, 2003 on our audit of the financial statements and financial highlights which appear in the November 30, 2002 Annual Report to Shareholders of the Regions Morgan Keegan Select Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.




/s/PricewaterhouseCoopers LLP
Baltimore, Maryland
January 28, 2003